EXHIBIT 21.1
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SUBSIDIARIES OF THE COMPANY

      NEMA Properties, LLC, ("NEMA")is a wholly-owned subsidiary of Registrant. NEMA is organized under the laws of the State of Nevada and is doing business under the name NEMA Properties, LLC.

      AMEN  Minerals,   LLC   ("Minerals")  is  a  wholly-owned   subsidiary  of
Registrant. Minerals is organized under the laws of the State of Delaware and is doing business under the name AMEN Minerals, LLC.

AMEN Delaware, LLC ("Delaware") is a wholly-owned subsidiary of Registrant. Delaware is organized under the laws of the State of Delaware and is doing business under the name AMEN Delaware, LLC.

      W Power and Light, LLC ("W Power") is a wholly-owned subsidiary of Registrant. W Power is organized under the laws of the State of Delaware and is doing business under the name W Power and Light, LLC.

    Priority  Power  Management,   LLC  ("Priority  Power")  is  a  wholly-owned
subsidiary of Registrant. Priority Power is organized under the laws of the State of Texas and is doing business under the name Priority Power, LLC.



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